Exhibit 4.3

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee, Transfer Agent and Paying Agent

THE BANK OF NEW YORK MELLON,

as Security Registrar

INDENTURE

Dated as of July 31, 2025

Senior Non-Preferred Debt Securities

Reconciliation and tie between

the Trust Indenture Act

and the Indenture

	Trust Indenture Act Section	Indenture Section
§310	(a)(1)	6.08
	(a)(2)	6.08
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.08
	(b)	6.14
§311	(a)	6.12
	(b)	6.12
§312	(a)	7.01, 7.02
	(b)	7.02
	(c)	7.02
§313	(a)	7.03
	(b)	7.03
	(c)	7.03
	(d)	7.03
§314	(a)	7.04, 10.05
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
§315	(a)	6.01, 6.02
	(b)	6.03
	(c)	6.01, 6.02
	(d)	6.01, 6.02
	(e)	5.14
§316	(a)(last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(a)(2)	5.08
	(b)	5.08
	(c)	1.04
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained therein.

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TABLE OF CONTENTS

ARTICLE 14 [Reserved] ARTICLE 15 Exercise of Spanish Bail-in Power

Section 15.01.	Agreement with Respect to the Exercise of Spanish Bail-in Power	55
Section 15.02.	BRRD Liabilities	57

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INDENTURE, dated as of July 31, 2025, between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of Spain (the “Company”), having its principal executive office located at Calle Azul 4, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, currently having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Security Registrar) through its London Branch currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as trustee, the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior non-preferred unsubordinated unsecured debentures, notes or other evidences of indebtedness (the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

All things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of these premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of any series, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(d) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation”; and

(g) any reference to an “Article” or a “Section” refers to an Article or Section of this Indenture.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

Certain terms, used principally in certain Articles hereof, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts which are payable under Section 10.04 by the Company in respect of certain taxes withheld from payments of interest to Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means each agent appointed in accordance with this Indenture or any applicable supplemental indenture, including the Paying Agent and the Security Registrar.

“Agent Member” means a member of, or participant in, any Depository.

“Amounts Due”, with respect to the Securities of a series, means the aggregate outstanding principal amount, together with any accrued but unpaid interest, Additional Amounts and premium (if any), due on the Securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03.

“Applicable Banking Regulations” means, with respect to the Securities of a series, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group) and as amended or replaced from time to time.

“Authenticating Agent” means, when used with respect to the Securities of any series, any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of such series. Except as otherwise specified as contemplated by Section 3.01 hereof, The Bank of New York Mellon, acting through its principal corporate trust office in New York, shall act as Authenticating Agent.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Signatories” has the meaning specified in Section 1.18.

“Board of Directors” means either the board of directors of the Company or any committee or Person duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or the Deputy Secretary or any Person duly authorized by the Company to have been duly adopted by the relevant Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions.

“BRRD Liability” means any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, this Indenture which may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Business Day” means, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other Place of Payment.

“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, the Deputy Secretary or other representative of the Company, in each case empowered to do so by a Board Resolution, and delivered to the Trustee or the Paying Agent, as the case may be.

“Corporate Trust Office” means the corporate trust office of the Trustee at which, at any particular time, its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, London Branch, is currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and this Indenture shall be administered (except with respect to the role of Security Registrar) at such corporate trust office, or such other location as notified by the Trustee to the Company from time to time, or, if a different Trustee is appointed for a particular series of Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Securities.

“Corporation” includes corporations, companies and, except for purposes of Article 8, associations and business trusts.

“CRD V” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26 on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to the Company (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014, each as amended, replaced or supplemented from time to time.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.

“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars, unless otherwise expressly provided.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Dollars” or “$” means a U.S. dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Early Intervention” means, with respect to any Person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such Person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 and in the SRM Regulation.

“Electronic Means” shall mean the following communications methods: email, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or an Agent, or another method or system specified by the Trustee or the relevant Agent as available for use in connection with its services hereunder.

“Eligible Liabilities Amount” means the amount of eligible liabilities of the Company or the Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in Spain from time to time.

“Eligible Liabilities Event” means, when used with respect to the Securities of any series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) or in any application or official interpretation thereof, on or after the issue date of such Securities, that results (or is likely to result) in such Securities not being (or ceasing to be) fully eligible for inclusion in the Eligible Liabilities Amount; provided that an Eligible Liabilities Event shall not occur where such ineligibility for inclusion of such Securities in the Eligible Liabilities Amount is due to the remaining maturity of such Securities being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such Securities.

“euro” or “€” means the currency of the member states of the European Union that, from time to time, have adopted the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any confederation or association of such governments.

“Global Security” means a Security evidencing all or part of the Securities of a series, bearing the legend set forth in Section 2.04 (or such legend as may be specified as contemplated in Section 3.01 for such Securities), authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means the Company and its consolidated subsidiaries.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“Instructions” has the meaning specified in Section 1.18.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.

“Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or required to be open.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase or otherwise, and includes the Redemption Date.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.02 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by the Chairman or the Vice Chairman of the Board of Directors, the Secretary or the Deputy Secretary of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer or any other Person duly authorized by the Company and that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of the Company which, upon the insolvency (concurso de acreedores) of the Company and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.

“Outstanding” means, when used with respect to any Securities, as of the time of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(ii) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) any such Security which has been paid pursuant to Section 3.06(c) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company;

(iv) any such Security subject to the exercise of the Spanish Bail-in Power which results in the redemption, cancellation, or the conversion into another security or other securities, of all Amounts Due on such Security or such Security otherwise ceasing to be outstanding; and

(v) any such Security purchased by the Company or any member of the Group or any other legal entity acting on behalf of the Company pursuant to Section 11.12 (A) for so long as such purchased Security is held by the Company or any member of the Group or any other legal entity acting on behalf of the Company pursuant to Section 11.12 or (B) if such purchased Security has been surrendered to the Trustee for cancellation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, (ii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or of such other obligor.

“Paying Agent” means, when used with respect to the Securities of any series, any Person (which may include the Company) authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, the Securities of such series on behalf of the Company. Except as otherwise specified as contemplated by Section 3.01 hereof, The Bank of New York Mellon, London Branch (or a successor thereof), will act as Paying Agent in respect of the Securities of any series.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent substantially in the form set forth in Annex I to Appendix 1, pursuant to Section 6.16.

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to, such Security are payable as provided in or pursuant to this Indenture.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same indebtedness as the mutilated, destroyed, lost or stolen Security.

“Qualifying Securities” means, with respect to the Securities of a series which is subject to any substitution or modification pursuant to Section 8.04, at any time, any securities issued by the Company (including any Securities so modified so as to remain Qualifying Securities) that:

(i) contain terms which comply with the then-current requirements for inclusion in the Eligible Liabilities Amount as provided under Applicable Banking Regulations, as applicable;

(ii) have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of Securities immediately prior to any substitution or modification pursuant to Section 8.04;

(iii) have the same or higher ranking as is applicable to such series of Securities on the issue date of such series of Securities pursuant to Article 13;

(iv) preserve any existing rights under the Securities to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date last preceding the date of any substitution or modification pursuant to Section 8.04; and

(v) are listed or admitted to trading on any stock exchange as selected by the Company, if such series of Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to Section 8.04.

“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time.

“RD 1065/2007” means Royal Decree 1065/2007 of July 27 (Real Decreto 1065/2007, de 27 de julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended, replaced or supplemented from time to time.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture. Except as otherwise provided in the relevant Security, the Redemption Price of a Security to be redeemed means its principal amount, together with accrued but unpaid interest, if any, thereon to but not including the Redemption Date.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture as the “Regular Record Date”.

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to the Company and/or the Group from time to time.

“Relevant Date” has the meaning specified in Section 10.04.

“Relevant Spanish Resolution Authority” means FROB (Autoridad de Resolución Ejecutiva, formerly known as Spanish Fund for Orderly Bank Restructuring or Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Resolution” means, with respect to any Person, that any Relevant Spanish Resolution Authority shall have announced or determined that such Person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and the SRM Regulation.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of the Company with respect to (i) the payment of principal under the Securities and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of the Company, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of the Company with respect to all ordinary claims, present and future, other than Senior Non-Preferred Obligations.

“Spain” means the Kingdom of Spain (Reino de España).

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 3.07.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

“Stated Maturity” means, with respect to the principal of, or an installment of principal of or interest on, or any Additional Amount with respect to, a Security, the date established by or pursuant to this Indenture as the fixed date on which the relevant amount is due and payable.

“Subsidiary” means any entity over which the Company may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) as approved by Royal Decree of August 22, 1885 (Real Decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended, replaced or supplemented from time to time, and/or Applicable Banking Regulations.

“Tax Event” means, when used with respect to the Securities of any series, that as a result of any change in or any amendment to the laws or regulations applicable in Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or binding official interpretation or administration of such laws or regulations, which change or amendment, or change in the application, binding official interpretation or administration, becomes effective on or after the issue date of the Securities of such series, (i) the Company would become obligated to pay Additional Amounts in making any payments under the Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Company would not be entitled to claim a deduction in computing its taxation liabilities in Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on such series of Securities or the value of such deduction to the Company would be reduced, or (iii) the applicable tax treatment of the Securities would be materially affected and such change was not reasonably foreseeable on the issue date of the Securities of such series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended, replaced or supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, or, if a different Trustee is appointed for a particular series of Securities, the Trustee named in the relevant indenture supplemental hereto as the Trustee for that particular series of Securities and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series; provided that the Trustee shall not be the Company or any other obligor of the Securities or any Affiliate of the Company or such other obligor.

“United States” and “U.S.”, except as otherwise provided herein or in any Security, mean the United States of America (including the states thereof and the District of Columbia) and, except in the case of Section 6.08, its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President” when used with respect to the Company or the Trustee, means any vice president or similar officer, whether or not designated by a number or a word or words added before or after the title “Vice President”.

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Meetings; Record Dates. (a) Except as otherwise provided under this Indenture or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of a series may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of a series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action (including an Act) provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this Section 1.04(c) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(d). If any record date is set pursuant to this Section 1.04(c), the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.04(c) shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(c) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(c) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(c), the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

(d) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of: (i) any declaration of acceleration referred to in Section 5.02; (ii) any request to institute proceedings referred to in Section 5.07(ii); or (iii) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this Section 1.04(d), the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.04(d) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(d) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(d) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.

(e) With respect to any record date set pursuant to this Section with respect to the Securities of a series, the party or parties hereto which set such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be designated later than the 180th day after the applicable record date and, if an Expiration Date is not designated, with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

(f) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such request, demand, authorization, direction, notice, consent, waiver or other Act is made upon such Security.

Section 1.05. Notices, etc., to Trustee and Company. (a) Any request, demand, authorization, direction, notice, consent, waiver or record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder, or any request, demand, authorization, direction, notice, consent or waiver by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office.

(b) Any record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of Financial Department at Calle Azul 4, 28050 Madrid, Spain, or at any other address previously furnished in writing to the Trustee by the Company.

(c) Notwithstanding the above, the Trustee agrees to accept and act upon Instructions pursuant to this Indenture sent by Electronic Means, in accordance with Section 1.18.

(d) Notwithstanding the above, any notice, communication or other document delivered pursuant to the procedures set forth in Appendix 1, including a Payment Statement, shall be given in accordance with the procedures set forth in such Appendix 1.

Section 1.06. Notice to Holders of Securities; Waiver. (a) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his or her address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the Holder of a Global Security shall be sufficiently given if such notice is given to such Holder through the Depository, in accordance with the Depository’s applicable procedures from time to time.

(b) Any notice which is given in the manner provided in this Section 1.06 shall be conclusively presumed to have been duly given or provided, whether or not such Holder actually receives the notice. Without limiting the generality of the foregoing, in any case where notice to Holders of Securities is given by mail as provided by this Section 1.06, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07. Language of Notices. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns. All covenants and agreements in this Indenture made by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause. In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture. Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law. This Indenture, any indenture supplemental hereto and the Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Indenture, the authorization, issuance and execution by the Company of the Securities, the Securities to the extent set forth therein and Section 13.01, Section 13.02 and Article 15 hereof shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Section 1.14. Legal Holidays. In any case where any Interest Payment Date, Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.

Section 1.15. Counterparts. This Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) or transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the Securities of a series, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, such Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 1.16. Appointment of Agent for Service; Submission to Jurisdiction. (a) The Company hereby designates and appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, Two Manhattan West, 375 Ninth Avenue, 9th Floor, New York, NY 10001 as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding, other than a Bail-in Dispute (as defined in Section 1.16(c)), in any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York arising out of or relating to the Securities or this Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York. Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action.

(b) Except as provided in Section 1.16(c), the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York in any suit or proceeding arising out of or relating to the Securities or this Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

(c) Notwithstanding anything to the contrary in the Securities or this Indenture, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Securities or this Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any Securities and each Agent submits, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any Securities and each Agent further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND EACH HOLDER AND BENEFICIAL OWNER OF A SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 1.18. Instructions by Electronic Means. The Trustee and each Agent shall have the right to accept and act upon instructions or directions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and each Agent an incumbency certificate listing persons with the authority to provide such Instructions (“Authorized Signatories”) and containing specimen signatures of such Authorized Signatories, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or any Agent Instructions using Electronic Means and the Trustee or the relevant Agent in its discretion elects to act upon such Instructions, the Trustee’s or the relevant Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Agents cannot determine the identity of the actual sender of such Instructions and that the Trustee or the relevant Agent shall conclusively presume that Instructions that purport to have been sent by an Authorized Signatory listed on the incumbency certificate provided to the Trustee or such Agent have been sent by such Authorized Signatory. The Company shall be responsible for ensuring that only Authorized Signatories transmit such Instructions to the Trustee or the relevant Agent and that the Company and all Authorized Signatories are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Neither the Trustee nor the relevant Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or such Agent’s reasonable reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee or any Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed by the Company in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee or the relevant Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

ARTICLE 2

SECURITIES FORMS

Section 2.01. Forms Generally. Each Security issued pursuant to this Indenture shall be in such form as shall be established by or pursuant to a Board Resolution or an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.

Section 2.02. Form of Trustee’s Certificate of Authentication. Subject to Section 6.13, the Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee
By:
Authorized Officer

Section 2.03. Securities in Global Form. The Securities may be issuable in global form or in such other form established by or pursuant to a Board Resolution or an Officer’s Certificate or in one or more indentures supplemental hereto. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges of interests in the Global Security for Securities issued in definitive form on the books and records of the Security Registrar. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.03 or Section 3.04 with respect thereto. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Global Security in permanent form in the manner and upon instructions given by the Person specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Global Security shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Global Security in permanent form shall be made to the Person or Persons specified in the Global Security.

Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form.

Section 2.04. Forms of Legends for Global Securities. Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder which is deposited with The Depository Trust Company shall bear legends in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE 3

THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities of a series to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution or an Officer’s Certificate, or in one or more indentures supplemental hereto, prior to the initial issuance of such Securities, the applicable terms of such Securities, which may include the following:

(a) the title of such Securities and series in which such Securities shall be included;

(b) any limit on the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 9.05 or 11.07 or the terms of such Securities and except for any Securities that, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Securities will be issued;

(d) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.05, (ii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any Global Security and (iii) the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04;

(e) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal, or any portion of the principal amount, of such Securities is payable and, if other than the full principal amount thereof, the portion, or the method or methods by which such portion is determined, of the principal amount of such Securities payable on such date or dates;

(f) the rate or rates (which may be fixed or variable) at which such Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(g) the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities may be surrendered for registration of transfer, any of such Securities may be surrendered for exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served; the extent to which, or the manner in which, any interest payment on a Global Security on an Interest Payment Date will be paid and the manner in which any principal of or premium, if any, on any Global Security will be paid;

(h) whether any of such Securities are to be redeemable at the option of the Company and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company and the terms and provisions of such optional redemption;

(i) the denominations in which any of such Securities shall be issuable;

(j) whether any of the Securities will be issued as Original Issue Discount Securities;

(k) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion is to be determined;

(l) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

(m) if the principal of, any premium or interest on or any Additional Amounts with respect to, any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities or any of them are to be so payable;

(n) whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to, such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(o) any deletions from (which may be in its entirety), modifications of or additions to the Event(s) of Default or covenants of the Company with respect to any of such Securities, whether or not such Event(s) of Default or covenants are consistent with the Event(s) of Default or covenants set forth herein and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(p) if any of such Securities are to be issuable upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(q) if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(r) the identity of the Trustee(s) and, if not the Trustee, the identity of each Security Registrar, Paying Agent or (except as otherwise provided in the definition of “Authenticating Agent” in Section 1.01) Authenticating Agent with respect to such Securities;

(s) the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing Securities) and 316(c), respectively, of the Trust Indenture Act;

(t) any deletions from (which may be in its entirety), modifications of or additions to the provisions of Section 10.04;

(u) the deed of issuance (escritura de emisión), if required, which shall be in the Spanish language, related to that series of Securities; and

(v) any other terms of such Securities which the Company may establish.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such Officer’s Certificate or indenture supplemental hereto pertaining to such Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officer’s Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officer’s Certificate or supplemental indenture. All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Securities.

Section 3.02. Currency; Denominations. Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities denominated in Dollars shall be issuable in registered form without coupons. Securities shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.03. Execution, Authentication, Delivery and Dating. Securities shall be executed on behalf of the Company by any of the representatives of the Company authorized to do so by Board Resolution. The signature of any of these authorized representatives on the Securities may be manual, facsimile or electronic.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution, Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate (or cause an Authenticating Agent to authenticate) and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon,

(a) an Opinion of Counsel to the effect that:

(i) the form or forms and terms of such Securities, if any, have been established in conformity with the provisions of this Indenture;

(ii) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertion and executed and delivered by the Company to the Trustee for authentication pursuant to this Indenture and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies;

(iii) such Securities have been duly authorized, executed and delivered by the Company; and

(iv) this Indenture has been qualified under the Trust Indenture Act; and

(b) an Officer’s Certificate stating that, to the best knowledge of the Persons executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate (or cause an Authenticating Agent to authenticate) Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee shall not be required to authenticate (or to cause an Authenticating Agent to authenticate) any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or 6.13 executed by or on behalf of the Trustee by the manual, facsimile or electronic signature of one of its authorized officers or by the Authenticating Agent. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form. Such temporary Securities may be in global form.

Except in the case of temporary Global Securities, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05. Registration, Transfer and Exchange. (a) The Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such series and of transfers of the Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times. The Bank of New York Mellon is hereby initially appointed as Security Registrar for each series of Securities. Unless otherwise provided with respect to a particular series of Securities, there shall be only one Security Register for each series of Securities.

(b) Upon surrender for registration of transfer of any Security of any series at any Office or Agency for such series, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver the Securities which the Holder making the exchange is entitled to receive.

(d) Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture. Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for definitive registered securities, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or by such Depository. Except as otherwise provided in or pursuant to this Indenture, any Global Security shall be exchangeable for definitive Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 60 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that it has elected to cause the issuance of definitive registered Securities, (iii) an Event of Default has occurred and is continuing with respect to the Securities, or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01. If the beneficial owners of interests in a Global Security are entitled to exchange such interests for definitive Securities, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Security is issued in exchange for any portion of a Global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

(e) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(f) Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.05 or 11.07 not involving any transfer.

(h) Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 11.03 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. (a) If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.06, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, appertaining to the surrendered Security.

(b) If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and, upon the Company’s request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

(c) Notwithstanding the foregoing provisions of this Section 3.06, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security, shall constitute a separate obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series, if any, duly issued hereunder.

(f) The provisions of this Section shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved. (a) Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

The Company shall, before 10:00 a.m. (New York time) on each due date of the principal (and premium, if any) or interest or any other amounts due on any Securities, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest or any other amounts due or so becoming due, such sum to be held in trust by the Paying Agent for the benefit of the Persons entitled to such principal, premium or interest or any other amounts due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee and the Paying Agent of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section by the designated Paying Agent, such Paying Agent shall make payments on the Securities in accordance with the provisions of this Indenture.

(b) Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name of and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Security (or a Predecessor Security thereof) in the manner set forth in Section 1.06 not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii).

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

(c) If so provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

(d) Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08. Persons Deemed Owners. (a) Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.07) interest on and any Additional Amounts with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(b) No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between the Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Security.

(c) None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Trustee, every Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners. None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Security, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(d) Each Holder and beneficial owner that acquires Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Indenture and the Securities to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Securities, including, without limitation, in relation to the Spanish Bail-in Power and the limitations on remedies specified in the Indenture and the Securities.

Section 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be cancelled by the Trustee in accordance with its customary practice, unless by a Company Order the Company directs their return to it.

Section 3.10. Computation of Interest. Except as otherwise provided in or pursuant to this Indenture, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01. Satisfaction and Discharge. (a) Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order (except as to any surviving rights of registration of transfer or exchange or conversion of Securities of such series herein expressly provided for and any right to receive Additional Amounts), and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(i) either

(A) all Securities of such series theretofore authenticated and delivered (other than (y) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (z) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to, such Securities, to the date of such deposit;

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

(b) In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Securities of such series or such Securities otherwise ceasing to be outstanding, this Indenture shall be deemed satisfied and discharged as to such series of Securities and such Securities shall thereafter be deemed to be not “Outstanding”.

(c) In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

(d) Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Sections 6.06 and 6.07 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (a)(i) of this Section, the obligations of the Trustee under Sections 3.05, 3.06 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, as shall any other provision of this Indenture, including Section 6.15, which is stated to survive the termination of this Indenture.

ARTICLE 5

REMEDIES

Section 5.01. Event of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the last paragraph of this Section 5.01, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the dissolution or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 (in this case, even without being approved by an Act of the Holders of the Securities of such series) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the Securities of such series).

Notwithstanding any other provision in this Indenture, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or under any other provision of this Indenture with respect to the Securities of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Securities of any series or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of any series, shall constitute an Event of Default or default under this Indenture or the Securities of any series or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the Securities of any such series to any remedies, which are hereby expressly waived. In addition, no repayment or payment of Amounts Due on the Securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then the principal, or such lesser amount as may be provided for in the Securities of such series, of such Outstanding Securities or Security, as the case may be, shall be deemed to have been declared, and shall become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under this Indenture or the Securities of any series) may give rise to a declaration of acceleration pursuant to this Section 5.02.

(b) At any time after such a declaration of acceleration with respect to Securities or Security, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series may, by Act, rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited with the Trustee a sum of money sufficient to pay:

(A) all overdue installments of any interest on and Additional Amounts with respect to all Securities of such series,

(B) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,

(C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07; and

(ii) all Event(s) of Default with respect to Securities of such series shall have been cured or waived as provided in Section 5.13.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Company covenants that if:

(i) default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 21 days, or

(ii) default is made in the payment of the principal of or any premium on any Security at its Maturity and such default is not remedied, in the case of a default in the payment of the principal, within 14 days and, in the case of a default in the payment of any premium, within 30 days, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

(b) If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, acting upon an Act of the Holders of Securities of such series or in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

(c) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

No remedy against the Company other than as provided in this Article 5 shall be available to the Holders, whether for the recovery of amounts owing to the Holders in respect of the Securities of any series or under this Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Securities of any series or under this Indenture.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other similar judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or such other obligor or their creditors (other than under or in connection with a proceeding not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in accordance with this Indenture in order to have claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) allowed in any such proceeding; provided that the Company shall not, as a result of the bringing of any such proceeding, be obliged to pay any sum representing or measured by reference to principal, premium, interest or Additional Amounts on the Securities sooner than the same would otherwise have been payable by it. In particular, and subject as aforesaid, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and beneficial owner of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or beneficial owners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Article 9, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder or beneficial owner of a Security any plan of reorganization, arrangement, adjustment or composition affecting any Securities or the rights of any Holder or beneficial owner of any Security, or to authorize the Trustee to vote in respect of the claim of any such Holder or beneficial owner in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Section 13.01.

Section 5.05. Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 13 and Article 15), be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall, subject to the provisions of Section 13.02 in relation to waiver of rights of set-off and Section 13.01 in relation to the ranking of the Securities, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Securities in respect of which or for the benefit of which such money has been collected and is due and owing to the Trustee (including any predecessor Trustee) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 5.07. Limitations on Suits. No Holder (which, for the purposes of this Section 5.07, includes each holder of a beneficial interest in the Securities of any series) of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to such Security, this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series specifying such Event of Default and stating that such notice is a “Notice of Event of Default” hereunder;

(ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder with respect to such series of Securities and such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holder or Holders of any Security, or to obtain or to seek to obtain priority or preference over any other such Holder or Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of such series or Holders of any other Security.

Section 5.08. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture and in any Security, and subject to as otherwise provided in this Article 5, Article 13 in relation to the ranking of the Securities of any series and Article 15 on the exercise of the Spanish Bail-in Power, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.07) interest on, and any Additional Amounts with respect to, such Security on or after the dates upon which such amounts become due and payable pursuant to the terms expressed in such Security (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder, except that Holders of not less than 75% in aggregate principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted, to the extent permitted by applicable law.

Section 5.10. Rights and Remedies Cumulative. Subject to the limitations on remedies provided for in this Article 5, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy, to the extent permitted by applicable law.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of a Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein, except as otherwise provided in applicable law. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12. Control by Holders of Securities. Subject to Section 6.02(e), the Holders of a majority in aggregate principal amount of the Outstanding Securities of the relevant series, by Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred on the Trustee hereunder, with respect to the Securities of such series; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(ii) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of the other Holders of Securities of such series not joining in such action, and

(iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults. (a) Subject to Section 5.02(b)(i)(D), the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series, by Act, waive any past default hereunder with respect to such series and its consequences, except a default:

(i) in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Security of such series, or

(ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom (if applicable) shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder and beneficial owner of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of Outstanding Securities of a series, or to any suit instituted by any Holder for the enforcement of the payment of principal of, any premium or (subject to Section 3.07) interest on, or any Additional Amounts with respect to, any Security on or after the dates upon which such amounts become due and payable pursuant to the terms expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants nor obligations shall be read into this Indenture against the Trustee, except as otherwise required by the Trust Indenture Act. Whether or not herein or therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

Section 6.02. Certain Rights of Trustee. Except as set forth in this Article, no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation or inquiry into (i) the performance of the Company of any of its covenants set forth in this Indenture and (ii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee shall not be charged with knowledge of the occurrence of any default or an Event of Default, and such knowledge shall not be imparted to the Trustee, unless a Responsible Officer of the Trustee has received written notice of such default or Event of Default from the Company or any Holder of an Outstanding Security of the relevant series and such notice references the specific default or Event of Default under the Securities of such series and this Indenture, and is given in the manner required by Section 1.05 hereof;

(h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Trustee shall remain liable for the performance of its duties hereunder;

(i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including, without limitation, the indemnification of the Trustee pursuant to Section 6.07(a)(iii), are extended to, and shall be enforceable by, the Trustee, the Security Registrar, transfer agent, Paying Agent and each other agent, custodian and other Person employed to act hereunder; provided that each such Person shall be deemed to have acknowledged, accepted and agreed to be bound, and will be bound, by Article 15 hereof, on the same terms as the Trustee, with respect to any BRRD Liability of the Company to any such Person;

(k) under no circumstances will the Trustee be liable to the Company for any special, indirect, punitive or consequential loss (being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage;

(l) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(m) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(n) the Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstance beyond its control;

(o) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith and reasonably and actually believed by it to be authorized or within the rights or powers conferred upon it pursuant to Section 5.12;

(p) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with generally accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(q) following the occurrence of an Event of Default, the Trustee shall be entitled to require all agents (including the Paying Agent) to act pursuant to its instruction; and

(r) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts.

Section 6.03. Notice of Defaults. Within 90 days after the occurrence of any default hereunder known to the Trustee with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(c), notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s and any Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.06. Money Held in Trust. Except as provided in Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 6.07. Compensation and Reimbursement. (a) The Company agrees:

(i) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder as agreed between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(iii) to indemnify the Trustee (which for the purposes of this Section 6.07(a)(iii) shall include its officers, directors, employees and agents acting on behalf of the Trustee) for, and to hold it harmless against, any loss, liability or expense (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate therein. The Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(b) As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to Securities.

(c) Any compensation or expense incurred by the Trustee after a default specified by Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.07. The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and the termination or, if applicable, the satisfaction or discharge, of this Indenture including any termination under any bankruptcy law and (without prejudice to Section 15.02 of this Indenture if, and to the extent applicable, as set out therein) any exercise of the Spanish Bail-in Power with respect to the Securities of any series.

(d) In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended, to the extent permitted under applicable law, to constitute expenses of administration under any bankruptcy law.

(e) For the avoidance of doubt, any and all amounts due and owing to the Trustee under this Section 6.07 shall be payable within six days of the date on which the Trustee can demand payment hereunder for purposes of this Indenture and for purposes of Article 42(1)(e) and Article 46 of Law 11/2015.

Section 6.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia (or a Corporation or other person permitted to act as Trustee by the Commission), eligible under Sections 310(a)(1), 310(a)(5) and 310(b) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by a U.S. federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of Outstanding Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by or pursuant to a Company Order, may remove the Trustee with respect to all Securities or the Securities of such series, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees with respect to such series of Securities.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by instructing such successor Trustee to mail written notice of such event by first class mail, postage prepaid, to the Holders of Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.10. Acceptance of Appointment by Successor. (a) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.03, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

(b) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 10.03 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.07.

(c) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No Person shall accept its appointment hereunder as a successor Trustee with respect to the Securities of a series unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than the provision of written notice to the Company. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.12. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.13. Appointment of Authenticating Agent. (a) The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Notwithstanding any other provision of this Indenture, the Securities shall be issued and authenticated in New York.

(b) Each Authenticating Agent, and the compensation to be paid to such Authenticating Agent for its services pursuant to this Section 6.13, shall be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

(c) Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder; provided that such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to Holders of the Securities of the relevant series of such appointment in the manner and to the extent provided in Section 1.06, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(e) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(f) The provisions of Sections 3.08, 6.04 and 6.05 shall be applicable to each Authenticating Agent.

(g) If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee
By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities of a series upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing by the Company (which writing need not be accompanied by or contained in an Officer’s Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 6.14. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.15. Tax Compliance. In order to enable the Trustee and the Paying Agent to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) in effect from time to time, including, without limitation FATCA (as defined herein) (“Applicable Tax Law”) that the Company, Trustee or Paying Agent is subject to, the Company agrees (i) to cooperate in good faith with the Trustee and the Paying Agent by providing information, to the extent within the Company’s possession, and to the extent permitted by applicable law, about the parties and/or Securities (including any modification to the terms of such Securities) that is reasonably necessary for such entity to determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law. For the avoidance of doubt, neither the Trustee nor any Paying Agent shall have any obligation to gross up any payment hereunder or pay any additional amount or otherwise indemnify a Holder as a result of such withholding tax. The terms of this Section shall survive the termination of this Indenture or the resignation or removal of the Trustee or any Paying Agent.

Section 6.16. Spanish Tax Procedures. In connection with each payment made on any Payment Date (as defined in Appendix 1 attached hereto) in respect of the issued Securities hereunder, the Paying Agent shall comply with the tax procedures set forth in Appendix 1 hereto. The Paying Agent shall have no duty or responsibility to comply with other Spanish tax obligations arising out of this Indenture. The Company shall be responsible for the payment of any and all amounts due under the Securities. Therefore, the Paying Agent shall not be liable for any amounts owed to any person due to the Paying Agent’s failure to properly comply with the tax procedures referred to in this Section 6.16 and Appendix 1 hereto, except such as may result from the negligence, willful misconduct or fraud of the Paying Agent or any of its employees. The Paying Agent may request and rely conclusively upon any instructions from the Company in respect of any action necessary or required to be taken by the Paying Agent pursuant to this Section 6.16 and Appendix 1 hereto; provided, however, in no event shall the Paying Agent be required to expend or risk its own funds in the performance of any of its duties pursuant to this Section 6.16 and Appendix 1 hereto, or be obligated to take any legal or other action which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification and security.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. In accordance with Section 312(a) of the Trust Indenture Act, the Company shall for so long as any Securities of any series are Outstanding furnish or cause to be furnished to the Trustee:

(a) semi-annually with respect to such Securities upon such dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Notwithstanding the foregoing, the Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of Securities with respect to which the Trustee is the Security Registrar.

Section 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(b) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent, any Security Registrar or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.01, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 7.04. Reports by Company. The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall for so long as any Securities of any series are Outstanding:

(a) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of reports, information and documents to the Trustee pursuant to this Section is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including compliance by the Company with any of its covenants hereunder, as to which the Trustee is entitled to rely exclusively on Officer’s Certificates.

ARTICLE 8

CONSOLIDATION, MERGER AND SALES; ASSUMPTION; SUBSTITUTION AND MODIFICATION

Section 8.01. Company May Consolidate, etc. Nothing contained in this Indenture or in any of the Securities shall prevent any reconstruction, consolidation, amalgamation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive reconstructions, consolidations, amalgamations or mergers in which the Company or the successor or successors of the Company shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided that any Person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets shall, except where such assumption is automatic by operation of law, expressly assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on all Securities in accordance with the provisions of such Securities and this Indenture, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.

Upon any such assumption, the acquiring, resulting or successor Person shall succeed to, and substitute, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such Person had been named as the Company in this Indenture, and the Company or any legal and valid successor Person which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and any other obligations and covenants under this Indenture and under any such Securities, as the case may be.

Section 8.02. Non-Spanish Successor Person. In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by Section 8.01 and Section 5.01 above or any assumption of obligations permitted by Section 8.03 where the acquiring, resulting or successor Person is not incorporated or tax resident in Spain, Additional Amounts under the Securities will thereafter be payable in respect of taxes imposed by such acquiring, resulting or successor Person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 in respect of taxes imposed by the laws of Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption will be payable only in respect of taxes imposed by Spain. If the acquiring, resulting or successor Person is not incorporated or tax resident in Spain, it will also be entitled to redeem the Securities in the circumstances described in Section 11.08, except that (i) references to Spain in the definition of “Tax Event” shall be deemed to refer to such acquiring, resulting or successor Person’s jurisdiction of incorporation or tax residence, and (ii) the change in, or the amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency thereof or therein having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event must become effective subsequent to the date of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by Section 8.01 and Section 5.01 or the assumption of obligations permitted by Section 8.03, as the case may be.

Section 8.03. Assumption of Obligations. With respect to the Securities of any series, unless otherwise specified in accordance with Section 3.01, any holding company of the Company or any wholly-owned subsidiary of the Company (for purposes of this Section 8.03 only, a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or of any Person which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal, interest, Additional Amounts and premium (if any) on any series of Securities in accordance with the provisions of such Securities and this Indenture and the performance of every covenant of this Indenture and such series of Securities on the part of the Company to be performed or observed; provided that:

(a) the successor entity shall, except where such assumption is automatic by operation of law, expressly assume such obligations by an amendment to this Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in a form satisfactory to the Trustee;

(b) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with; and

(d) immediately after such assumption, the successor entity shall have ratings for long-term senior debt assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of the Company (or, if applicable, the previous successor entity) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).

Upon any such assumption, the successor entity shall succeed to, and substitute, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such successor entity had been named as the Company in this Indenture, and the Company or any legal and valid successor Person which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and any other obligations and covenants under this Indenture and under any such Securities, as the case may be.

Section 8.04. Substitution and Modification. Notwithstanding anything to the contrary in the Securities of any series, this Indenture (including Article 9 hereof) or any other agreements, arrangements or understandings between the Company and any Holder of the Securities of any series, by his or her acquisition of the Securities of any series, each Holder and beneficial owner acknowledges, accepts, consents to and agrees that if an Eligible Liabilities Event or a Tax Event occurs with respect to any series of Securities, including as a result of any change in law or regulation or the application or official interpretation thereof, the Company may substitute all (but not less than all) of the Securities of such series or modify the terms of all (but not less than all) of the Securities of such series, without any requirement for the consent or approval of the Trustee or the Holders or beneficial owners of the Securities of such series, so that such Securities are substituted for, or their terms are modified to become again, or remain, Qualifying Securities, subject to: (i) having given not less than five nor more than 30 days’ notice to the Holders of such series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Securities resulting from such modification or, if the Securities are substituted, any difference between the terms of such Securities and those of the Qualifying Securities for which such Securities are substituted, not being materially prejudicial to the interests of the Holders of such Securities and the Company having delivered an Officer’s Certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Securities, the issue date of the relevant Qualifying Securities by which such Securities are substituted or (b) in the case of a modification of the terms and conditions of the Securities, the date such modification becomes effective.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Securities of a series, any variation in the ranking of the relevant Securities as set out in Section 13.01 resulting from any such modification or, in the case of a substitution of the Securities, any difference between the ranking of such Securities as set out in Section 13.01 and that of the Qualifying Securities for which such Securities are substituted, shall be deemed not to be prejudicial to the interests of the Holders of such Securities where the ranking of the Securities or, if the Securities are substituted, of the Qualifying Securities for which such Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such Securities under Section 13.01 on the issue date of such Securities.

For the purposes of the second immediately preceding paragraph, the notice to be delivered by the Company shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the Holders of such series can inspect or obtain copies of the new terms and conditions of the Securities of such series or, if such Securities are substituted, of the Qualifying Securities for which such Securities are substituted. Such substitution or modification will be effected without any cost or charge to such Holders.

If the Securities of a series are substituted in accordance with this Section 8.04, such Securities shall cease to bear interest from (and including) the date of substitution thereof.

Each Holder and beneficial owner of the Securities of any series shall, by virtue of its acquisition of the Securities of any series or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the Securities of such series as set forth in this Section 8.04 and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Securities of such series, as applicable. Each Holder and beneficial owner of the Securities of any series, by virtue of its acquisition of the Securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Securities upon the occurrence of an Eligible Liabilities Event or a Tax Event.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders of a series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities of any series; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided that such Securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations; or

(c) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture or any applicable supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(e) to cure any ambiguity or to correct or supplement any defect or inconsistency in this Indenture, any indenture supplemental hereto or any Securities or to make any other provisions with respect to matters or questions arising under this Indenture, any indenture supplemental hereto or any Securities which shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(f) to add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(g) to supplement any of the provisions of this Indenture or any indenture supplemental hereto to such extent as shall be necessary to permit the discharge of any series of Securities; provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or

(h) to add any additional Event(s) of Default for the benefit of the Holders of all or any series of Securities; provided that such Securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations; or

(i) to secure the Securities; provided that such Securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations; or

(j) to delete, amend or supplement any provision contained herein, in any supplemental indenture or of the Securities; provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities Outstanding immediately prior thereto; or

(k) to delete, amend or supplement any provision contained herein, in any supplemental indenture or of the Securities as a result of, and to the extent necessary to effect, the substitution or modification of any series of Securities pursuant to Section 8.04; or

(l) to delete, amend or supplement any provision contained herein, in any supplemental indenture or of the Securities as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Section 9.02. Supplemental Indentures with Consent of Holders. (a) With the consent, as evidenced in an Act or Acts, as the case may be, of the Holders of not less than a majority in aggregate principal amount of the Securities of each series Outstanding immediately prior thereto affected by such supplemental indenture voting as a class, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and of waiving future compliance with respect to this Indenture and the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Security Outstanding immediately prior thereto affected thereby, shall

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Outstanding Security, or reduce the principal amount thereof or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or change any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 3.07 and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or change the redemption provisions, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Outstanding Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Outstanding Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements for a quorum or voting, or

(iii) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(iv) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest (including Additional Amounts), if any, thereon, except in each case with respect to any modification or amendment of this Indenture or the Securities pursuant to a supplemental indenture which is entered into pursuant to, and in accordance with, Section 9.01 (in which each such case neither the consent nor the affirmative vote of any Holder of an Outstanding Security affected shall be required).

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.02, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of a Security of a series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. In the event of any conflict between the terms and conditions of this Indenture and the terms and conditions of the relevant supplemental indenture, the terms and conditions of the relevant supplemental indenture shall prevail.

Section 9.05. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal and Any Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will (subject to the provisions of Section 3.07, Article 13 and Article 15) duly and punctually pay the principal of, any premium and interest on, and any Additional Amounts with respect to, the Securities of such series in accordance with, and except as provided in, the terms thereof and this Indenture.

Section 10.02. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. The Company hereby designates as the Place of Payment for each series the Corporate Trust Office, and initially appoints The Bank of New York Mellon, London Branch, for purposes of such Office or Agency. The Company may subsequently appoint an additional place or places where such Securities may be payable. The Company initially appoints The Bank of New York Mellon, London Branch, as Paying Agent and transfer agent and The Bank of New York Mellon, acting through its corporate trust office in New York, as the Security Registrar.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 10.03. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as the Company’s Paying Agent with respect to any series of Securities, it shall, on or before each due date for payment of the principal of, any premium or interest on or Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date for payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. The obligation of the Company to pay any such amount shall be satisfied upon the deposit referred to in this paragraph. Receipt of the relevant sum by the Paying Agent (other than the Company acting as its own Paying Agent) shall discharge the Company’s obligations in respect of the relevant payment.

The Company shall cause each Paying Agent for any series of Securities (unless such Paying Agent is the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time and for any purpose pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

If, prior to the payment to Holders of any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities, such money shall be discharged from such trust and (if then deposited with the Trustee or any Paying Agent) shall be paid to the Company, on Company Request.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series and remaining unclaimed at the end of two years after such principal or any such premium or interest or any such Additional Amounts has become due and payable shall be paid to the Company, on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, the City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

The Trustee and any Paying Agent promptly shall deliver or pay to the Company upon Company Request any excess money, as applicable, held by them at any time with respect to any series of Securities.

Section 10.04. Additional Amounts. The provisions of this Section 10.04 shall be applicable to the Securities of each series except as specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the Officer’s Certificate for such series of Securities. Except as otherwise provided herein, the Company hereby further agrees that any amounts to be paid by the Company with respect to each Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such Security under this Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with Spain other than the mere holding of the Security (or such beneficial interest) or the mere crediting of the Security to its securities account with the relevant Depository;

(b) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such 30th day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the Security to comply with any certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of that Security, if compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the Tax, assessment or other governmental charge; or

(d) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

No Additional Amounts will be paid by the Company, the Trustee or any Paying Agent on account of any withholding or deduction from a payment on, or in respect of, the Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

For the purposes of (b) above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which, the full amount of such moneys having been so received and made available for payment to Holders, notice to that effect is duly given to the Holders in accordance with this Indenture.

Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security of any series, such mention shall be deemed to include the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 10.05. Statement as to Default. For so long as any Securities of any series are Outstanding, the Company will deliver to the Trustee, within 120 days after the end of its fiscal years ending after the date hereof, a brief certificate, complying with Section 314(a)(4) of the Trust Indenture Act, stating whether or not, to the best knowledge of the signer or signers thereof, the Company is in default in the performance and observance of any of the terms, provisions, covenants or conditions of this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided hereunder).

Section 10.06. Corporate Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.07. Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 9.01(b) or Section 9.01(c) for the benefit of the Holders of Securities of such series or any term, provision or condition set forth in an indenture supplemental hereto, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11

REDEMPTION AND PURCHASE OF SECURITIES

Section 11.01. Applicability of Article. Securities of any particular series shall be redeemable and may be purchased (except as otherwise specified pursuant to Section 3.01 for Securities of such series) in accordance with this Article. Any such redemption or purchase shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. The Securities of any series shall not be redeemable at the option of the Holder thereof.

Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or approved by a person authorized to make such election pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same interest rate, Stated Maturity and other terms, the Company shall, not less than five nor more than 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount (or in the case of Original Issue Discount Security, the original issue amount) of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restrictions on redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction. The Trustee may conclusively assume that any redemption is in compliance with Applicable Banking Regulations and that if the prior consent of the Regulator is required for any redemption, such consent has been obtained.

Section 11.03. Selection by Trustee of Securities to Be Redeemed. If less than all of the Securities of any series with the same interest rate, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot and may provide for the selection for redemption of portions of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06, not less than five nor more than 30 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder actually receives the notice.

All notices of redemption shall state:

(i) the Redemption Date,

(ii) the Redemption Price,

(iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount (or in the case of an Original Issue Discount Security, the original issue amount)) of the particular Security or Securities to be redeemed,

(iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denomination, containing identical terms and provisions, for the principal amount thereof remaining unredeemed,

(v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(vi) the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto, and

(vii) the CUSIP number or the Euroclear Bank. S.A./N.V. and Clearstream Banking, société anonyme, reference number of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

Except as otherwise provided herein, notice of redemption distributed as contemplated by Section 1.06 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

If the Company has elected to redeem the Securities of a series but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (or any accrued interest and Additional Amounts payable under this Article 11) will be due and payable.

Section 11.05. Deposit of Redemption Price. On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, and Additional Amounts with respect thereto, all the Securities or portions thereof which are to be redeemed on that date.

Section 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Global Security as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

Section 11.08. Redemption for Taxation Reasons. Unless otherwise specified with respect to the Securities of a particular series pursuant to Section 3.01, all or part only of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company if a Tax Event occurs, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations; provided that, if the Tax Event consists of the event described in prong (i) of the definition of “Tax Event”, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Securities then due.

In such case, prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section 11.08 have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in the preceding paragraph prevail.

Section 11.09. Redemption upon an Eligible Liabilities Event. Unless otherwise specified with respect to the Securities of a particular series pursuant to Section 3.01, all (but not less than all) of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company if an Eligible Liabilities Event occurs on or after the issue date of such series of Securities, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

In such case, prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section 11.09 have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in the preceding paragraph prevail.

Section 11.10. Redemption at the Option of the Company. Unless otherwise specified with respect to the Securities of a particular series pursuant to Section 3.01, all (but not less than all) of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the Securities of such series, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Section 11.11. Clean-up Call. Unless otherwise specified with respect to the Securities of a particular series pursuant to Section 3.01, if, on or after the issue date of the Securities of such series, Securities of such series representing, in the aggregate, 75% or more of the aggregate principal amount of the Securities of such series (including any Securities of such series issued after the issue date of such series and any Securities of such series which have been cancelled by the Trustee following their surrender for cancellation in accordance with Section 11.12) have been purchased by or on behalf of the Company or any member of the Group, the Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Section 11.12. Purchases of Securities. Unless otherwise specified with respect to the Securities of a particular series pursuant to Section 3.01, the Company or any member of the Group or any other legal entity acting on behalf of the Company may purchase or otherwise acquire any of the Outstanding Securities of such series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Securities may be held, resold or, at the option of the Company, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations).

ARTICLE 12

[RESERVED]

ARTICLE 13

RANKING OF SECURITIES

Section 13.01. Status and Ranking of Securities. The payment obligations of the Company under the Securities of a series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the Securities with respect to claims for principal (which claims will constitute ordinary claims) will rank:

(i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations;

(ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and

(iii) senior to all subordinated obligations of, or claims against, the Company (créditos subordinados), present and future,

such that any relevant claim on account of principal in respect of the Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the Securities of any series with respect to claims for accrued but unpaid interest on such Securities shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on the Securities of any series shall accrue from the date of declaration of the insolvency of the Company. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Company.

Prior to any voluntary or necessary declaration of insolvency of the Company under the Insolvency Law or any voluntary or mandatory liquidation of the Company or similar procedure, the Company may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the Securities of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no Holder of any Security shall have any claim against the Company in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Section 13.02. Waiver of Right of Set-Off. Subject to applicable law, neither any Holder of the Securities of any series nor the Trustee acting on behalf of the Holders of the Securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Securities of such series or this Indenture and each Holder of the Securities of such series, by virtue of its holding of any Securities of such series or any interest therein, and the Trustee acting on behalf of the Holders of the Securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder of a Security of any series or any interest therein by the Company in respect of, or arising under, the Securities of such series are discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if any voluntary or involuntary liquidation of the Company shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 13.03. Authorization of Holders to Trustee to Effectuate Ranking. Each Holder of Securities of any series, by his or her acquisition of a Security will be deemed to have agreed to the ranking of such Securities as described in Section 13.01. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the Security and to the extent permitted by Spanish law. In addition, each Holder of Securities of any series by his or her acquisition of such Securities, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such Securities as provided in this Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such Holder’s behalf.

Section 13.04. Trustee Not Fiduciary for Creditors of Senior Preferred Obligations. With respect to the creditors of Senior Preferred Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the creditors of Senior Preferred Obligations shall be read into this Indenture against the Trustee. Unless otherwise provided in applicable law, the Trustee shall not be deemed to owe any fiduciary duty to the creditors of Senior Preferred Obligations and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities of the series or to the Company or to any other Person cash, property or securities to which any creditors of Senior Preferred Obligations shall be entitled by virtue of this Article 13 or otherwise.

Section 13.05. Rights of Trustee as Creditor of Senior Preferred Obligations; Preservation of Trustee’s Rights. To the extent permitted by applicable law, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 with respect to any claims of creditors of Senior Preferred Obligations which may at any time be held by it, to the same extent as any other creditor of Senior Preferred Obligations, and nothing in this Indenture (except pursuant to Section 15.02) or the Trust Indenture Act shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 13.06. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee; provided, however, that Section 13.05 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent. For the avoidance of doubt, where the Trustee also acts as Paying Agent, the term “Trustee” as used in this Article 13 shall (unless the context otherwise requires) be construed as extending to and including the Trustee in its capacity as Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article 13 in addition to or in place of the Trustee.

ARTICLE 14

[RESERVED]

ARTICLE 15

EXERCISE OF SPANISH BAIL-IN POWER

Section 15.01. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the Securities of any series, this Indenture or any other agreements, arrangements or understandings between the Company and any Holder of the Securities of any series, by its acquisition of the Securities of any series, each Holder (which, for the purposes of this Article 15, includes each holder of a beneficial interest in the Securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Securities of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Securities of any series; (b) the conversion of all, or a portion, of the Amounts Due on the Securities of any series into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Securities; (c) the cancellation of the Securities of any series; (d) the amendment or alteration of the maturity of the Securities of any series or amendment of the amount of interest payable on the Securities of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Securities of any series or the rights of the Holders thereunder or under this Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the Securities of any series, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Securities of any series or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the Securities or under this Indenture. By its acquisition of the Securities of any series, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the Securities of any series, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of such series. Additionally, by its acquisition of the Securities of any series, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of such series: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Securities of such series that is written down, converted to equity and/or cancelled under Section 5.12 of this Indenture; and (ii) this Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of a series, so long as any Securities of such series remain Outstanding, there shall at all times be a trustee for the Securities of such series in accordance with this Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by this Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Securities of such series remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the Securities of any series, each Holder shall be deemed to have authorized, directed and requested the relevant Depository (including, if applicable, The Depository Trust Company) and any direct participant therein or other intermediary through which it holds such Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of any series, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Company has elected to redeem the Securities of any series but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (or any accrued interest and Additional Amounts payable under Article 11) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the Securities of a series which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Securities of such series or such Securities otherwise ceasing to be outstanding, this Indenture shall be deemed satisfied and discharged as to such series of Securities and such Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires Securities of any series in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Indenture to the same extent as the Holders that acquire the Securities upon their initial issuance, including, without limitation, with respect to this Article 15.

Section 15.02. BRRD Liabilities. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements or understandings between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, and acknowledges, accepts, consents to and agrees to be bound by:

(a) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to the Trustee, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or another Person, and the issue to or conferral on the Trustee of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii) the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv) the amendment or alteration of any interest, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of such BRRD Liability or outstanding amounts due thereon and/or this Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The terms of this Article 15 shall survive the payment in full of the Securities, the satisfaction and discharge of this Indenture with respect to any series of Securities (where such satisfaction or discharge is allowed by the terms of the relevant series of Securities), the resignation or removal of the Trustee and the termination for any reason of this Indenture.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Company

By:	/s/ José María Caballero Cobacho
Name: José María Caballero Cobacho
Title: Authorized Representative

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee, transfer agent and Paying Agent

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, as Security Registrar

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorized Signatory

[Signature Page to Senior Non-Preferred Indenture]

APPENDIX 1

SUMMARY OF PROCEDURES TO BE PERFORMED BY THE COMPANY AND THE PAYING AGENT IN CONNECTION WITH LAW 10/2014, OF JUNE 26, AS AMENDED, AND ROYAL DECREE 1065/2007, OF JULY 27, AS AMENDED

The following is a summary of the procedures implemented to facilitate collection of the relevant information necessary to enable the Company to comply with its reporting obligations pursuant to Additional Provision 1 of Law 10/2014 and RD 1065/2007, pursuant to Section 6.16 of the Indenture to which this Appendix 1 is appended. The following is only a summary and is subject to any changes in Spanish tax law and/or regulations, or the interpretation thereof, which the Spanish tax authorities may promulgate from time to time.

For the purposes of this summary, “Payment Amount” means (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Securities being redeemed on such date and the aggregate principal amount of such Securities.

“Payment Date” means an Interest Payment Date or a Redemption Date, as applicable.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent, substantially in the form set forth in Annex I to this Appendix 1, pursuant to Section 6.16 of the Indenture.

All other terms used but not defined herein shall have the meanings assigned to them in the Indenture (as such term is defined in the Indenture to which this Appendix 1 is appended).

(1)

Payment Statement: In connection with each payment in respect of the Securities to be made on a Payment Date, the Paying Agent shall deliver to the Company by close of business on the Business Day immediately preceding the relevant Payment Date (the “Payment Statement Time”) a duly completed and executed Payment Statement. The Payment Statement will reflect the information required to be reported at the Payment Statement Time according to RD 1065/2007. The Payment Statement may be delivered by email or in .pdf form, provided that the original of the Payment Statement is received by the Company no later than the 10th day of the month immediately following the relevant Payment Date.

(2)

Preparations for payment: The Paying Agent will prepare the credit confirmation for the Depository based on the documentation (if any) received from The Bank of New York Mellon as custodian for the Depository, provided that no communication to the contrary has been previously received from the Company before that time.

(3)	Payment upon delivery of the Payment Statement:

(a) The Company will transfer to the Paying Agent for value on the relevant Payment Date 100% of the gross Payment Amount.

(b) If the Payment Statement is delivered by the Paying Agent in a timely manner to the Company duly completed, the relevant payment of the Payment Amount in respect of the Securities will be made free and clear of Spanish withholding tax.

(c) On the relevant Payment Date, the Paying Agent will transfer to the Depository 100% of the gross Payment Amount.

(d) The Depository will credit the relevant amounts to the accounts of the holders of Securities as of the relevant record date.

(4)	Payment upon failure to deliver the Payment Statement:

(a) The Company will transfer to the Paying Agent for value on the relevant Payment Date 100% of the gross Payment Amount.

(b) If the Payment Statement is not delivered by the Paying Agent in a timely manner to the Company duly completed, then on the relevant Payment Date, the Company shall instruct the Paying Agent to withhold Spanish income tax on behalf of the Company from the relevant payment at the then applicable rate (currently 19%) corresponding to applicable Spanish tax law. In the absence of such an instruction, the Paying Agent shall pay the relevant Payment Amount free and clear of Spanish withholding tax on the Payment Date.

(c) The Depository will credit the relevant amounts, net of the relevant percentage (currently 19%), if any, withheld by the Paying Agent in respect of applicable Spanish tax laws, to the accounts of the holders of Securities as of the relevant record date.

(d) If, after the relevant Payment Date but on or before the 10th day of the month immediately following the relevant Payment Date, the Paying Agent provides the duly completed Payment Statement to the Company, then the Company shall instruct the Paying Agent to transfer the amounts withheld in respect of the relevant payment pursuant to paragraph 4(b) above by way of reimbursement of the amounts withheld on the relevant Payment Date in respect of payments under the Securities.

(e) If the Paying Agent for any reason is unable to submit a duly completed and executed Payment Statement to the Company by the 10th day of the month immediately following the relevant Payment Date, the Paying Agent shall immediately (but in any event no later than the Business Day following the 10th day of the month immediately following the relevant Payment Date) return to the Company any remaining amount of the withholding tax (currently 19%) withheld in respect of the relevant payment, and investors will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Set forth in Annex I to this Appendix 1 is the annex provided by RD 1065/2007. Sections in English have been translated from the original Spanish. In the event of any discrepancy, the Spanish version will prevail.

Notices, etc.

Any notice, statement or other paper, document or communication made or given by the Company to the Paying Agent pursuant to the procedures set forth in this Appendix 1 shall be sent by email or communicated by telephone, as follows (or as the Paying Agent shall have notified the Company in writing): c/o The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (Attention: Global Corporate Trust), telephone: +44 (0) 1202 689 923; email address: corpsov4@bny.com. Any notice, statement or other paper, document or communication made or given by the Paying Agent to the Company pursuant to the procedures set forth in this Appendix 1, other than a Payment Statement, shall be sent by email or communicated by telephone, as follows (or as the Company shall have notified the Paying Agent in writing): Attention: Finance Department, telephone: +34 (91) 5378964, email address: dangel.cubero@bbva.com. Non-original copies of a Payment Statement shall be sent by email to the Company. The original copy of a duly executed and completed Payment Statement shall be sent by posted mail or courier to the Company, at the following address: Calle Azul 4, 28050 Madrid, Spain (Attention: Ignacio Echevarría and Daniel Cubero).

Annex I

FORM OF PAYMENT STATEMENT TO BE DELIVERED BY THE PAYING AGENT

[English translation provided for informational purposes only]

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos1

Model declaration form referred to in paragraphs 3, 4 and 5 of section 44 of the General Regulations of conduct and procedures relating to tax administration and inspection and the development of general rules of procedures for the enforcement of taxes

Don (nombre), con número de identificación fiscal (1) (…), en nombre y representación de (entidad declarante), con número de identificación fiscal (1) (….) y domicilio en (…) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (1) (...), in the name and on behalf of (declaring entity), with tax identification number (1) (...), with domicile in (address) acting in its capacity as (check as appropriate)

(a)	Entidad Gestora del Mercado de Deuda Pública en Anotaciones

(a)	Managing Entity of the Public Debt Book-Entry Market

(b)	Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero

(b)	Clearing and settlement entity located outside Spain

(c)	Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español

(c)	Other entities that hold securities on behalf of third parties in clearing and settlement systems domiciled in Spain

(d)	Agente de pagos designado por el emisor

(d)	Paying Agent appointed by the issuer

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Files the following statement, in accordance with the information set forth in its own records:

1.	En relación con los apartados 3 y 4 del artículo 44:

1.	Regarding sections 3 and 4 of section 44:

1.1	Identificación de los valores

1.1.	Identification of the securities

1.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

[1]	The Paying Agent will only need to provide responses to the questions set forth in Section 2 of this form (i.e., questions 2.1 to 2.6).

1.3	Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3	Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

1.4

Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4.	Amount of payment corresponding to Spanish Individual Income Tax taxpayers, except with respect to segregated coupons and segregated principal the payment of which is handled by a Managing Entity

1.5	Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados)

1.5.	Amount of payment that, pursuant to section 2 of section 44, must be paid in full (or the total amount to be reimbursed in the case of securities issued at a discount or segregated securities)

2.	En relación con el apartado 5 del artículo 44:

2.	Regarding section 5 of section 44:

2.1	Identificación de los valores

2.1.	Identification of the securities

2.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

2.3	Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados)

2.3	Total amount of payment[2] (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

2.4	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A

2.4.	Amount of payment[2] corresponding to clearing and settlement entity “A”[3] located outside Spain

2.5	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B

2.5.	Amount of payment[2] corresponding to clearing and settlement entity “B”[4] located outside Spain

2.6	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C

[2]

Refers to: (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference between the Redemption Price and the principal amount of the Securities being redeemed on such date.

[3]

References to A, B and C, respectively, shall be replaced by the complete name of the relevant foreign clearing and settlement entity (such as The Depository Trust Company). If there is a single foreign clearing and settlement entity, only question 2.4 need be completed.

2.6.	Amount of payment[2] corresponding to clearing and settlement entity “C”[4] located outside Spain[4]

Lo que declaro en ..................….a …. de ...................…de ….

I declare the above in [location] on the [day] of [month] of [year].

Name: _____________________, on behalf of The Bank of New York Mellon, London Branch, as Paying Agent with respect to the securities.

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.

(1)

In case of individuals or corporations that are not resident in Spain and do not act through a permanent establishment in Spain, please include the identification number or code that corresponds in accordance with the laws of their country of residence.

[4]	To be complemented as appropriate if the relevant payment of income is made through more than three different clearing and settlement entities outside Spain.